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                                                                    Exhibit (l)


                                   Dechert LLP
                              200 Clarendon Street
                                   27th Floor
                              Boston, MA 02116-5021


May 26, 2004

H&Q Healthcare Investors
30 Rowes Wharf, Fourth Floor
Boston, MA 02110-3328

Re:  H&Q Healthcare Investors
     Registration Statement on Form N-2
     Securities Act Registration No. 333-114322
     Investment Company Act File No. 811-04889

Ladies and Gentlemen:

     We have acted as counsel for H&Q Healthcare Investors, a Massachusetts business trust ("Trust"), and are familiar with the Trust's above mentioned registration statement relating to the offer and sale of its shares of beneficial interest (the "Registration Statement"). The authorized shares of beneficial interest of the Trust are hereinafter referred to as the "Shares."

     In our capacity as counsel for H&Q Healthcare Investors, we have examined the Trust's Declaration of Trust, as amended, by-laws, resolutions adopted by the board, and other materials relating to the authorization and issuance of the Shares as contemplated by the Registration Statement, on Form N-2 filed under both the Securities Act of 1933, as amended ("1933 Act"), and the Investment Company Act of 1940. In rendering this opinion, we have also made such examination of law and of fact reasonably available to us as we have deemed necessary in connection with the opinion hereafter set forth, and we have relied with respect to matters of Massachusetts law and such other documents and matters as we have deemed necessary to enable us to give this opinion.

     Based upon such examination, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP